UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on February 14, 2008. We undertake no obligation to publicly update the forward-looking statements or reflect events or circumstances after the date of this Current Report.

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of September 16, 2008, Morlex, Inc. (the “Company” or “Morlex”) and its wholly-owned subsidiary, Superfly Advertising, Inc. (“Superfly” and collectively with the Company, “we,” “us” or “our”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Commerce Planet, Inc., a Utah corporation (“Commerce Planet”) and its wholly-owned subsidiaries, Legacy Media, LLC, a California limited liability company (“Legacy”), and Consumer Loyalty Group, LLC, a California limited liability company (“CLG” and collectively with Legacy, the “Sellers”). Under the Purchase Agreement we agreed, on the closing date, to (i) acquire from the Sellers substantially all of the assets related to the business of internet advertising and marketing conducted by them (the “Business”), and (ii) assume certain specified liabilities of the Sellers in connection with the Business, subject to certain terms and conditions (the “Acquisition”).

The purchase price for the Acquisition is $1,000,000 in cash and 4,000,000 shares (“Shares”) of common stock, par value $0.001 per share, of the Company (“Company Common Stock”). The cash portion of the purchase price is payable as follows: (i)  $125,000 paid upon the execution of the Agreement (the “Deposit”), (ii) $200,000 will be deemed to be paid at closing by the forgiveness of $200,000 of indebtedness of Commerce Planet evidenced by a $200,000 loan to be funded by us to the Company on or about September 23, 2008 (the “Loan”), and (iii) $675,000 less the amount of interest accrued on the Loan as of the closing date shall be paid at the closing. The Shares, valued at $0.75 per share, shall be issued on the closing date. We agreed to register the Shares with the Securities and Exchange Commission (the “Commission”) for resale by Commerce Planet pursuant to the terms of a registration rights agreement, on terms satisfactory to us and not in contravention of any other such agreement to which we are a party, to be finalized and executed on the closing date. Commerce Planet agreed to distribute the Shares to its shareholders pro rata in accordance with the terms of the Purchase Agreement and applicable securities laws.

The Loan will be evidenced by a secured convertible promissory note (the “Note”), and shall accrue interest at the rate of 6% per annum. The entire principal balance of the Note and all interest accrued thereon shall be due and payable on the earlier to occur of (i) the closing of the Acquisition, (ii) March 31, 2009, or (iii) upon termination of the Purchase Agreement (the “Maturity Date”). In the event that the closing does not occur by March 31, 2009, or Commerce Planet does not pay the Note in full by that date, then the Company will have the right, but not the obligation, to convert the entire principal amount of the Note and all interest accrued thereon into 10,000,000 shares of common stock, par value $0.001 per share, of Commerce Planet (“Commerce Planet Common Stock”). If the Note is not so converted, it shall bear interest, commencing on the Maturity Date, at the rate of 10% per annum until repaid in full. The Note shall be guaranteed by each of the Sellers pursuant to the Unconditional Guaranty Agreement (the “Guaranty”), and as collateral to secure payment of the Note and the Sellers’ guaranty, the Sellers will pledge to the Company certain merchant accounts, including, without limitation, certain credit card reserve accounts, pursuant to the Pledge and Security Agreement (the “Pledge Agreement”).

The Purchase Agreement contains customary representations, warranties and covenants of us, Commerce Planet and Sellers for similar transactions. All representations and warranties survive for a period of one year from the closing date, except that certain fundamental representations and warranties, and representations and warranties with respect to tax, environmental and employee matters, survive until the applicable statutes of limitations has run. All covenants survive until fulfilled in accordance with their respective terms. Commerce Planet and Sellers agreed that, for a period of three years from the closing date, they will neither compete with the Business nor solicit our employees.

The Purchase Agreement contains a mutual indemnification provision for breach of or inaccuracy in any representation or warranty and any breach or failure to fully perform any covenant by any party to the agreement. Commerce Planet and Sellers further agreed to indemnify us from any and all damages relating to certain other matters, including without limitation, the restatement of their financial statements and that certain investigation by the United States Federal Trade Commission.

Also effective as of September 16, 2008, and as an inducement and condition to our willingness to enter into the Purchase Agreement, we and the officers, directors and shareholders of Commerce Planet (each, a “Shareholder” and collectively, the “Shareholders”), owning in the aggregate approximately 15% of the issued and outstanding shares of Commerce Planet Common Stock, entered into voting agreements (each, a “Voting Agreement”) pursuant to which each Shareholder agrees, among other things, to vote his or her shares of Commerce Planet Common Stock in favor of approval of the Purchase Agreement, the Acquisition and the transactions contemplated by the Purchase Agreement, upon the terms and subject to the conditions set forth in the Voting Agreement.

As promptly as practicable after the execution of the Purchase Agreement, but not later than December 31, 2008, Commerce Planet and we shall prepare and file with the Commission a proxy statement in connection with a special meeting of shareholders (the “Special Meeting”) to be held to obtain the affirmative vote of the holders of a majority of the outstanding shares of Commerce Planet Common Stock outstanding on the record date for the Special Meeting called for the purpose of voting on the Purchase Agreement and the transactions contemplated therein.

The consummation of the Acquisition and other transactions set forth in the Purchase Agreement is subject to the approval of the shareholders of Commerce Planet, our satisfaction with our due diligence review of the Business, delivery of audited financial statements for the Business that are not materially different from the unaudited financial statements that have been delivered to us, and the satisfaction of various customary closing conditions. The Purchase Agreement may be terminated upon certain limited circumstances. If terminated by Commerce Planet and/or the Sellers due to Superfly’s (i) failure to timely to perform in any material respect any of its covenants or agreements contained in the Purchase Agreement, or (ii) material breach of any of its representations and warranties contained in the Purchase Agreement, in each case which failure or breach is not cured as provided in the Purchase Agreement, then Commerce Planet will be entitled to a termination fee in the amount of $250,000 less the amount of (a) the Deposit plus (b) the Loan, if made. If terminated by us due to (x) the breach by Commerce Planet and/or any Seller of certain covenants, or (y) the failure of certain closing conditions to be satisfied, including, without limitation, the approval of the Purchase Agreement and the Acquisition by the shareholders of Commerce Planet, our satisfaction with our due diligence review of the Business, delivery by Commerce Planet of audited financial statements satisfactory to us, and the absence of litigation, we will be entitled to a termination fee consisting of cash in the amount of the Deposit, and such number of shares of Commerce Planet Common Stock equal to 25% of the number of issued and outstanding shares of Commerce Planet Common Stock as of the date of termination on a fully-diluted basis.

The closing is expected to occur as soon as practicable, but in any event by March 31, 2009. However, there can be no assurances that the Acquisition will be consummated.

Between the date of execution of the Purchase Agreement and the closing or earlier termination of the Purchase Agreement, we have certain rights in connection with the continued operation of the Business. Commerce Planet and the Sellers will confer with us in good faith on a prompt, regular and frequent basis, not less than weekly, and Parent and Sellers shall follow or implement any advice, decisions or recommendations made by us or, at our option we may cause them to do so or take any other action, without their consent; provided, that such operation shall be in the ordinary course of business, and we shall not do or cause to be done anything or omit or cause to be omitted anything that is intended to adversely affect Commerce Planet, any Seller or the Business. In the event that the Acquisition is not consummated and the Purchase Agreement is terminated, neither us nor any of our Affiliates shall have any liability whatsoever in connection with any such actions or omissions and Commerce Planet and each of the Sellers forever release us from any and all claims related thereto. It is the intention of the parties to operate the Business as if owned by us with all profits accruing to us from the date of the Purchase Agreement.

The foregoing is a summary of certain material terms and conditions of the Purchase Agreement, the Note, the Guaranty, the Pledge Agreement and the Voting Agreement, and not a complete discussion of those agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference. The Company’s issuance of the Shares is in reliance upon the exemption from registration for non-public offerings under § 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated September 16, 2008, by and among Morlex, Inc., Superfly Advertising, Inc., Commerce Planet, Inc., Legacy Media, LLC and Consumer Loyalty Group, LLC.

10.2	Form of Secured Convertible Promissory Note made by Commerce Planet, Inc. in favor of Morlex, Inc.

10.3	Form of Unconditional Guaranty Agreement made by Legacy Media, LLC and Consumer Loyalty Group, LLC for the benefit of Morlex, Inc.

10.4	Form of Pledge and Security Agreement made by and among Commerce Planet, Inc., Legacy Media, LLC and Consumer Loyalty Group, LLC for the benefit of Morlex, Inc.

10.5	Form of Voting Agreement, dated September 16, 2008, by and between the Registrant and certain shareholders of Commerce Planet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: September 18, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer